Exhibit 99.1

National & Retail Trades and First Call, Release: May 15, 2008 at 4:00 PM (EDT)

KOHL'S CORPORATION REPORTS EARNINGS

FOR FIRST QUARTER OF FISCAL 2008

MENOMONEE FALLS, WI … May 15/BUSINESS WIRE/Kohl’s Corporation (NYSE:KSS). Kohl’s Corporation today reported results for the quarter ended May 3, 2008.

First Quarter Results

Kohl’s Corporation reported net income for the quarter ended May 3, 2008 of $153.0 million, or $.49 per diluted share, compared with $209.0 million, or $.64 per diluted share, a year ago.  Net sales were $3.6 billion, an increase of 1.5 percent for the quarter.  Comparable store sales for the quarter decreased 6.7 percent.

Larry Montgomery, Kohl’s chairman and chief executive officer, said, “Our first quarter results reflect strong management of inventory levels and expenses in a difficult economic environment.  We remain conservative in our sales expectations for the balance of the year and will manage our business accordingly.  We will continue to invest for the long-term as we add new stores and remodel existing stores as well as invest in people and technology for market share gain.”

Montgomery added, “I am very proud of our 120,000 associates and the role they played in delivering these results in this environment and want to thank them for their hard work, loyalty and dedication to serving our customers.  They are the reason you can continue to ‘expect great things’ from Kohl’s.”

Expansion Update

During the quarter, Kohl’s successfully opened 28 stores.  The Company ended the quarter with 957 stores in 47 states, compared with 834 stores in 46 states at the same time last year.  The Company expects to open an additional 47 stores later this year for a total of 75 stores in fiscal 2008.

Earnings Guidance – Second Quarter and Fiscal 2008

The Company issued its initial guidance for the second fiscal quarter and updated its guidance for fiscal 2008.  For the second fiscal quarter, the Company expects earnings per diluted share of $0.70 to $0.74.  Based on its first quarter results and assumptions of a total sales increase of 2% to 4% and a comparable sales change of negative 3% to negative 5% for the year, the Company now expects earnings per diluted share of $2.95 to $3.15 for the year.

First Quarter 2008 Earnings Conference Call

Investors will have an opportunity to listen to the first quarter earnings conference call at 5:00 PM EDT on May 15 by dialing (706) 902-0486, using Conference ID 46523551.  A replay of the call will also be accessible from 6 PM EDT May 15 through June 16, 2008. To listen to the replay, dial (706) 645-9291, and use Conference ID 46523551.

In addition, the call will be web cast live over the Internet through the Company's web site located at http://www.kohls.com (under "Investor Relations" / "Event Calendar").  To participate in the conference, register at http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=60706&eventID=1843964 (Due to its length, this URL may need to be copied/pasted into your Internet browser’s address field.  Remove the extra space if one exists.) at least ten minutes prior to the call to download and install any necessary audio software.  The web cast will be available for 30 days.

Cautionary Statement Regarding Forward-Looking Information

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 including guidance on the Company’s targeted sales and earnings.  Kohl's intends forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “anticipates,” “plans,” or similar expressions to identify forward-looking statements.  Such statements are subject to certain risks and uncertainties, which could cause Kohl's actual results to differ materially from those anticipated by the forward-looking statements.  These risks and uncertainties include, but are not limited to those described in Item 1A in Kohl’s Annual Report on Form 10-K, which is expressly incorporated herein by reference, and other factors as may periodically be described in Kohl's filings with the SEC.

About Kohl’s

Based in Menomonee Falls, Wis., Kohl’s (NYSE: KSS) is a family-focused, value-oriented specialty department store offering moderately priced, exclusive and national brand apparel, shoes, accessories, beauty and home products in an exciting shopping environment. Kohl’s operates 957 stores in 47 states and will celebrate the opening of its 1,000th store in the fall. A company committed to the communities it serves Kohl’s has raised more than $102 million for children’s initiatives nationwide through its Kohl’s Cares for Kids® philanthropic program.  For a list of store locations and information, or for the added convenience of shopping online, visit www.kohls.com.

Investor Relations Contact: Wes McDonald, Chief Financial Officer, (262) 703-1893

Media Contact:

Vicki Shamion, Vice President – Public Relations, (262) 703-1464

Kohl's Corporation

Condensed Consolidated Statements of Income

(In Millions, except per share data)

(Unaudited)

Subject to Reclassification

	Three Months
	(13 Weeks) Ended
		% to		% to
	May 3,	Net	May 5,	Net
	2008	Sales	2007	Sales

Net sales	$ 3,624.3		$ 3,572.0
Cost of merchandise sold	2,289.2	63.2%	2,254.2	63.1%

Gross margin	1,335.1	36.8%	1,317.8	36.9%

Operating expenses:
Selling, general, and administrative	922.7	25.5%	858.5	24.0%
Depreciation and amortization	130.0	3.6%	104.7	2.9%
Preopening expenses	11.0	0.2%	8.5	0.3%

Operating income	271.4	7.5%	346.1	9.7%

Interest expense, net	26.7	0.7%	10.2	0.3%

Income before income taxes	244.7	6.8%	335.9	9.4%
Provision for income taxes	91.7	2.6%	126.9	3.6%

Net income	$ 153.0	4.2%	$ 209.0	5.8%

Basic net income per share	$ 0.50		$ 0.65
Average number of shares	308.5		321.8

Diluted net income per share	$ 0.49		$ 0.64
Average number of shares	309.4		325.1

Kohl's Corporation

Condensed Consolidated Statements of Cash Flows

(In Thousands)

(Unaudited)

Subject to Reclassification

	13 Weeks Ended
	May 3,	May 5,
	2008	2007

Operating activities
Net income	$ 152,955	$ 208,953
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization, including debt discount	130,384	104,874
Share-based compensation	7,961	9,100
Excess tax benefits from share-based compensation	(18)	(6,856)
Deferred income taxes	24,731	40,340
Other non-cash revenues and expenses	2,964	8,365
Changes in operating assets and liabilities:
Merchandise inventories	39,229	(120,915)
Other current and long-term assets	(6,471)	(45,520)
Accounts payable	112,012	87,928
Accrued and other long-term liabilities	(60,395)	(99,427)
Income taxes	(49,362)	(104,206)

Net cash provided by operating activities	353,990	82,636

Investing activities
Acquisition of property and equipment
and favorable lease rights	(273,474)	(301,311)
Purchases of investments in auction rate securities	(52,800)	(1,827,272)
Sales of investments in auction rate securities	75,500	2,035,208
Net purchases of money-market investments	(3,430)	(29,448)
Proceeds from sale of property, plant and equipment	-	25,400
Other	2,235	(411)

Net cash used in investing activities	(251,969)	(97,834)

Financing activities
Net borrowings under credit facilities	109,000	-
Capital lease payments	(3,062)	(11,590)
Treasury stock purchases	(150,511)	(904)
Excess tax benefits from share-based compensation	18	6,856
Proceeds from stock option exercises	796	82,555

Net cash (used in) provided by financing activities	(43,759)	76,917

Net increase in cash and cash equivalents	58,262	61,719
Cash and cash equivalents at beginning of period	180,543	189,170

Cash and cash equivalents at end of period	$ 238,805	$ 250,889

Kohl's Corporation

Condensed Consolidated Balance Sheets

(In Thousands)

(Unaudited)

Subject to Reclassification

	May 3,	May 5,
	2008	2007

Assets
Current assets:
Cash and cash equivalents	$ 238,805	$ 250,889
Short-term investments	33,727	252,741
Merchandise inventories	2,816,719	2,699,293
Deferred income taxes	64,892	11,590
Other current assets	141,126	174,082

Total current assets	3,295,269	3,388,595

Property and equipment, net	6,619,045	5,576,938
Long-term investments	395,025	-
Favorable lease rights, net	204,319	216,420
Goodwill	9,338	9,338
Other assets	106,833	60,301

Total assets	$10,629,829	$ 9,251,592

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$ 945,411	$ 1,022,304
Accrued liabilities	702,968	641,862
Income taxes payable	76,870	122,201
Short-term debt	109,000	-
Current portion of long-term debt and capital leases	12,778	9,921

Total current liabilities	1,847,027	1,796,288

Long-term debt and capital leases	2,048,080	1,040,915
Deferred income taxes	269,608	255,270
Other long-term liabilities	371,583	248,705
Shareholders' equity	6,093,531	5,910,414

Total liabilities and shareholders' equity	$10,629,829	$ 9,251,592